Exhibit 99.1

Mativ Announces Fourth Quarter and Full Year 2023 Results

ALPHARETTA, GA, February 21, 2024 -– Mativ Holdings, Inc. ("Mativ" or the "Company") (NYSE: MATV) reported earnings results for the three months and year ended December 31, 2023. On July 6, 2022, Schweitzer-Mauduit International, Inc. ("SWM") and Neenah, Inc. ("Neenah") completed a merger of equals ("the Merger"). Financial results for periods prior to the Merger reflect only the continuing operations of legacy SWM results. On November 30, 2023, Mativ closed the sale of its Engineered Papers business (the "EP Divestiture"), which is now presented as discontinued operations. Financial results for continuing operations exclude Engineered Papers in all periods.

Adjusted measures are reconciled to GAAP at the end of this release. Financial comparisons are to the prior year period unless stated otherwise. Figures may not sum to total due to rounding. "Comparable" non-GAAP measures are used to compare current period Mativ continuing operations results with the combined reported continuing results for legacy Neenah and SWM operations, adjusted for certain reclassifications and other reporting conformations in the periods prior to the close of the Merger. The Company's December 22, 2022 Form 8-K includes reconciliations of periods prior to the Merger. The Company's December 6, 2023 Form 8-K/A includes reconciliations of periods prior to the EP Divestiture.

Mativ Fourth Quarter 2023 Highlights (Continuing Operations)

•Sales were $452.3 million down 13.7% year over year, reflecting lower volume
•GAAP loss was $13.6 million, GAAP EPS was $(0.25), and GAAP Operating Loss was $2.2 million. Results included $10.6 million ($0.19 per share) related to asset write-downs due to footprint rationalization, integration costs from the Merger, and divestiture costs from the EP Divestiture
•Adjusted EBITDA was $50.0 million, Adjusted income was $13.2 million, and Adjusted EPS was $0.23 (see non-GAAP reconciliations). Adjusted EBITDA was down 20% versus the prior year, as impacts from lower volumes more than offset net benefits of price/input costs and synergies
Mativ Full Year 2023 Highlights (Continuing Operations)
•Sales increased 24% to $2,026.0 million, reflecting the full benefit of the Merger; Sales decreased 9% on a comparable basis, reflecting lower volume partly offset by higher selling prices and favorable currency translation
•GAAP Loss was $507.7 million, GAAP EPS was $(9.33), and GAAP Operating Loss was $413.9 million, which all included significant expenses related to goodwill impairment, integration, and restructuring
•Adjusted EBITDA was $213.4 million, Adjusted Income was $47.3 million, and Adjusted EPS was $0.80; Adjusted EBITDA was down 17% on a comparable basis, as impacts from lower volumes more than offset benefits of price/input costs and synergies

Management Commentary

Chief Executive Officer Julie Schertell commented, "Fiscal year 2023, our first full year as a combined company, was a pivotal year for Mativ. Early on, we identified customer de-stocking trends and assessed potential impacts on our demand expectations near-term. We developed a comprehensive approach to navigate these headwinds and then realized, as the year progressed, that the macro-environment was even more challenging with profound and prolonged customer de-stocking effects and persistent inflation. The combination and magnitude of these factors significantly impacted our end markets and volumes, and challenged us to aggressively adapt our operations, reduce costs, innovate, and reposition the Company for a strong future."

"Throughout these headwinds in 2023, we focused on what we could control and continued to make the right long-term decisions. We divested Engineered Papers, reduced our debt by over 35%, consolidated sites, and achieved our targeted Merger synergies ahead of plan. In January 2024, we also announced an organizational restructuring initiative that we expect will reduce our non-operating costs by $40 million over the next three years.”

Ms. Schertell concluded, "Guided by our strategy, we executed these efforts to set up Mativ for long-term success, and I am looking forward to demonstrating what we can do in 2024. We are seeing some momentum in our markets, and I am encouraged by the opportunities that lie ahead. 2024 is the year of execution, of putting our strategy in play and executing on our plans to achieve our goals for growth in sales and EBITDA, generating strong free cash flow and further reducing our debt and leverage.”

Mativ Fourth Quarter 2023 Financial Results from Continuing Operations

Note: The Reported Results below reflect consolidated Mativ results in the current and prior period. See the supplemental tables titled Non-GAAP Reconciliation of Continuing Operations for additional financial information regarding the combined company’s financial information.

Advanced Technical Materials (ATM)	Three Months Ended December 31,
(in millions; unaudited)	2023	2022	Change	2023	2022
Net Sales	$362.0	$409.1	$(47.1)
GAAP Operating Profit & Margin %	$24.6	$27.6	$(3.0)	6.8%	6.7%
Adjusted EBITDA & Margin %	$55.9	$61.6	$(5.7)	15.4%	15.1%

Advanced Technical Materials (ATM) segment sales of $362.0 million were down 11.5% versus the prior year period, reflecting lower volume partly offset by favorable currency translation. Lower volume reflected continued customer caution in the current uncertain economic environment.

GAAP Operating Profit in 2023 included $4.1 million in restructuring and impairment expenses related to footprint rationalization. Adjusted EBITDA (see non-GAAP reconciliations) decreased 9% compared to the prior year period, with lower volumes offsetting favorable impacts of net selling price/input cost increases. Adjusted EBITDA margin expanded 30 basis points year-over-year and 50 basis point sequentially.

Fiber-Based Solutions (FBS)	Three Months Ended December 31,
(in millions; unaudited)	2023	2022	Change	2023	2022
Net Sales	$90.3	$115.3	$(25.0)
GAAP Operating Profit & Margin %	$5.7	$5.8	$(0.1)	6.3%	5.0%
Adjusted EBITDA & Margin %	$13.1	$20.1	$(7.0)	14.5%	17.4%

Fiber-Based Solutions (FBS) segment sales, comprised solely of Packaging and Specialty Papers, were $90.3 million, down 21.7% versus a strong prior year period, and in line with the broader market.

GAAP Operating Profit was $5.7 million. Adjusted EBITDA (see non-GAAP reconciliations) decreased 35% versus prior year as favorable net selling price/input costs and cost reduction initiatives were more than offset by lower volumes and associated fixed cost under absorption. Adjusted EBITDA margin expanded 30 basis point sequentially.

Unallocated	Three Months Ended December 31,
(in millions; unaudited)	2023	2022	Change	2023	2022
GAAP Operating Expense & % of Sales	$(32.5)	$(31.4)	$(1.1)	(7.2)%	(6.0)%
Adjusted EBITDA & % of Sales	$(19.0)	$(19.4)	$0.4	(4.2)%	(3.7)%

Unallocated GAAP Operating Expenses included $6.0 million of EP Divestiture expenses. Adjusted unallocated expenses (EBITDA) (see non-GAAP reconciliations) were largely in line with prior year.

Interest expense was $13.4 million versus $13.6 million in the prior year period.

Other expense, net was $1.2 million and decreased $2.9 million compared with the prior year expense of $4.2 million. The decrease in 2023 was primarily due to losses on foreign exchange contracts.

Tax rate was a 19.3% benefit during 4Q:23.

Non-GAAP Adjustments reflect items included in GAAP operating profit, income, and EPS, but excluded from adjusted results (see non-GAAP reconciliation tables for additional details). The most significant adjustments to fourth quarter 2023 results were as follows:
•$0.22 per share of purchase accounting expenses (purchase accounting expenses reflect primarily ongoing non-cash intangible asset amortization associated with mergers and acquisitions)
•$0.07 per share of restructuring and other impairment expenses
•$0.07 per share of expenses related to the EP Divestiture
•$0.05 per share of integration expenses related to the Merger

Cash Flow & Debt

Year-to-date 2023 cash provided by operating activities of continuing operations was $76.6 million. Capital spending and software costs totaled $66.4 million. Working capital was a $19.8 million use of cash, driven by improved inventory efficiencies. Free cash flow from continuing operations was $10.2 million, with $22.3 million generated in the fourth quarter.

Total debt was $1,104.6 million as of December 31, 2023, and total cash was $120.2 million resulting in net debt of $984 million, down $605 million year over year and $670 million sequentially. Total liquidity was approximately $454 million, consisting of $120 million of cash and $334 million of revolver availability. The Company's debt matures on a staggered basis between 2026 and 2028.

Discontinued Operations

Sales related to the Company's discontinued operations, Engineered Papers, were $91.8 million in the fourth quarter and GAAP earnings were $171.3 million, or $3.16 per share. The Company recorded a gain on sale of $176.3 million.

Dividend & Share Repurchases

On August 1, 2023, the Company announced capital allocation changes, including plans to modify the quarterly dividend from $0.40 to $0.10 per share. The Company announced its next quarterly cash dividend of $0.10 per share payable on March 22, 2024 to stockholders of record as of March 8, 2024.

During 2023, the Company used $8.0 million to repurchase shares as part of publicly announced programs. The Company intends to repurchase shares periodically and opportunistically to offset dilution due to stock compensation.

Conference Call

Mativ will hold a conference call to review fourth quarter 2023 results with investors and analysts at 8:30 a.m. Eastern time on Thursday, February 22, 2024. The earnings conference call will be simultaneously broadcast over the Internet at http://ir.mativ.com. To listen to the call, please go to the Company’s website at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the Company’s website shortly after the call.

Mativ will use a presentation in conjunction with its conference call. The presentation can be found on the Company's website under the Investor Relations section in advance of the earnings conference call. The presentation can also be accessed via the earnings conference call webcast.

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials headquartered in Alpharetta, Georgia. The company makes material impacts on the world every day through a wide range of critical components and engineered solutions that solve our customers’ most complex challenges. We manufacture on three continents and generate sales in nearly 100 countries through our family of business-to-business and consumer product brands. The company’s two segments, Filtration & Advanced Materials and Sustainable & Adhesive Solutions target premium applications across diversified and growing end-markets, from filtration to healthcare to sustainable packaging and more. Our broad portfolio of technologies combines polymers, fibers, and resins to optimize the performance of our customers’ products across multiple stages of the value chain. Our leading positions are a testament to our best-in-class global manufacturing, supply chain, and materials science capabilities. We drive innovation and enhance performance, finding potential in the impossible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") that are subject to the safe harbor created by that Act and other legal protections. Forward-looking statements include, without limitation, those regarding EPS and other financial guidance, acquisition integration and performance, growth prospects, future end-market trends, future macro-economic trends, the future effects of supply chain challenges and price increases, future cash flows, net leverage, purchase accounting impacts, effective tax rates, planned investments, profitability, and cash flow, the expected benefits of the Merger and the Neenah integration, whether the strategic benefits of the sale of the Company’s Engineered Papers business can be achieved, the expected benefits of our organizational restructuring, our ability to execute our growth strategy for 2024, and integration and other statements generally identified by words such as "believe," "expect," "intend," "guidance," "plan," "forecast," "potential," "anticipate," "confident," "project," "appear," "future," "should," "likely," "could," "may," "will," "typically," and similar words. In addition, the amount of the goodwill impairment charge previously announced was based in part on estimates of future performance, so this announcement should also be considered a forward-looking statement.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Mativ will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. No assurance can be given that such expectations will prove to have been correct and persons reading this presentation are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. These statements are not guarantees of future performance and involve certain risks and uncertainties, and assumptions that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, the following factors:

•Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;
•The possibility the Company may be unable to achieve the strategic benefits of the EP Divestiture;
•Risks associated with acquisitions, dispositions, strategic transactions and global asset realignment initiatives of Mativ, including the sale of the Company's Engineered Papers business;
•Adverse changes in the filtration, release liners, protective solutions, industrials and healthcare sectors impacting key ATM segment customers;
•Changes in the source and intensity of competition in our commercial end-markets;
•Adverse changes in sales or production volumes, pricing and/or manufacturing costs in our ATM or FBS operating segments;
•Seasonal or cyclical market and industry fluctuations which may result in reduced net sales and operating profits during certain periods;
•Risks associated with our technological advantages in our intellectual property and the likelihood that our current technological advantages are unable to continue indefinitely;
•Supply chain disruptions, including the failure of one or more material suppliers, including energy, resin, fiber, and chemical suppliers, to supply materials as needed to maintain our product plans and cost structure;
•Increases in operating costs due to inflation and continuing increases in the inflation rate or otherwise, such as labor expense, compensation and benefits costs;
•Business disruptions from the Merger that will harm the Company’s business, including current plans and operations;
•The possibility that Mativ may be unable to successfully integrate Neenah’s operations with those of Mativ and achieve expected synergies and operating efficiencies within the expected time-frames or at all;
•Potential adverse reactions or changes to business relationships resulting from the Merger, including as it relates to the Company’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients;
•Our ability to attract and retain key personnel, including as a result of the Merger, labor shortages, labor strikes, stoppages or other disruptions;
•The substantial indebtedness Mativ has incurred and assumed in connection with the Merger and the need to generate sufficient cash flows to service and repay such debt;
•Changes in general economic, financial and credit conditions in the U.S., Europe, China and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the Euro and Real) and on interest rates;
•Risks associated with SOFR’s replacement of LIBOR;

•A failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty;
•Changes in the manner in which we finance our debt and future capital needs, including potential acquisitions;
•Changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities;
•Uncertainty as to the long-term value of the common stock of Mativ, including the dilution caused by Mativ's issuance of additional shares of its common stock in connection with the Merger;
•Changes in employment, wage and hour laws and regulations in the U.S., France and elsewhere, including the loi de Securisation de l'emploi in France, unionization rule and regulations by the National Labor Relations Board in the U.S., equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws;
•The impact of tariffs, and the imposition of any future additional tariffs and other trade barriers, and the effects of retaliatory trade measures;
•Existing and future governmental regulation and the enforcement thereof that may materially restrict or adversely affect how we conduct business and our financial results;
•Weather conditions, including potential impacts, if any, from climate change, known and unknown, and natural disasters or unusual weather events;
•International conflicts and disputes, such as the ongoing conflict between Russia and Ukraine, the conflict between Israel and Hamas and the broader regional conflict in the Middle East, which restrict our ability to supply products into affected regions, due to the corresponding effects on demand, the application of international sanctions, or practical consequences on transportation, banking transactions, and other commercial activities in troubled regions;
•Compliance with the FCPA and other anti-corruption laws or trade control laws, as well as other laws governing our operations;
•Risks associated with pandemics and other public health emergencies, including the COVID-19 pandemic, or new public health crises that may arise in the future;
•The number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings, litigation and/or amnesty programs, including those in Brazil, France and Germany;
•Increased scrutiny from stakeholders related to environmental, social and governance (“ESG”) matters, as well as our ability to achieve our broader ESG goals and objectives;
•Costs and timing of implementation of any upgrades or changes to our information technology systems;
•Failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information;
•The impact of cybersecurity risks related to breaches of security pertaining to sensitive Company, customer or vendor information, as well as breaches in the technology that manages operations and other business processes; and
•Other factors described elsewhere in this document and from time to time in documents that we file with the U.S. Securities and Exchange Commission (the “SEC”).

All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ's most recent annual report on Form 10-K for the year ended December 31, 2022 and any material updates to these factors contained in any of Mativ’s future filings with the SEC. The discussion of these risks is specifically incorporated by reference into this release. The financial results reported in this release are unaudited.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such and should only be viewed as historical data. The financial results reported in this release are unaudited.

Non-GAAP Financial Measures

Certain financial measures and comments contained in this press release exclude restructuring and impairment expenses, certain purchase accounting adjustments related to ATM and FBS segment acquisitions, acquisition/merger and integration related costs, divestiture costs, interest expense, the effect of income tax provisions and other tax impacts, capital spending, capitalized software costs, and depreciation and amortization. This press release also provides certain information regarding the Company's financial results excluding currency impacts. This information estimates the impact of changes in foreign currency rates on the translation of the Company's current financial results as compared to the applicable comparable period and is derived by translating the current local currency results into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. Financial measures which exclude or include these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the financial schedules attached to this release.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

SOURCE: Mativ Holdings, Inc.

CONTACT

Chris Kuepper, IRC
Director, Investor Relations
+1-770-569-4229

Website: http://www.mativ.com

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) FROM CONTINUING OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Net sales	$452.3	$524.4	(13.7)%	$2,026.0	$1,636.9	23.8%
Cost of products sold	366.4	437.0	(16.2)	1,670.2	1,330.9	25.5
Gross profit	85.9	87.4	(1.7)	355.8	306.0	16.3

Selling expense	18.3	18.7	(2.1)	78.9	59.8	31.9
Research and development expense	4.6	6.1	(24.6)	21.2	18.8	12.8
General expense	60.2	58.7	2.6	246.0	248.5	(1.0)
Total nonmanufacturing expenses	83.1	83.5	(0.5)	346.1	327.1	5.8

Goodwill impairment expense	—	—	N.M.	401.0	—	N.M.
Restructuring and other impairment expense	5.0	1.8	N.M.	22.6	19.1	18.3
Operating profit (loss)	(2.2)	2.1	N.M.	(413.9)	(40.2)	N.M.
Interest expense	13.4	13.6	(1.5)	62.2	57.3	8.6
Other income (expense), net	(1.2)	(4.2)	(71.4)	(4.8)	1.0	N.M.
Loss from continuing operations before income taxes	(16.8)	(15.7)	7.0	(480.9)	(96.5)	N.M.
Income tax (expense) benefit	3.2	13.2	(75.8)	(26.8)	27.6	N.M.
Net loss from continuing operations	(13.6)	(2.5)	N.M.	(507.7)	(68.9)	N.M.
Income from discontinued operations, net of tax	171.3	5.0	N.M.	198.2	62.3	N.M.
Net income (loss)	157.7	$2.5	N.M.	(309.5)	(6.6)	N.M.
Dividends to participating securities	—	$(0.2)	N.M.	(0.7)	(0.9)	(22.2)
Net income (loss) attributable to common stockholders	157.7	$2.3	N.M.	(310.2)	(7.5)	N.M.

Net income (loss) per share - basic:
Loss per share from continuing operations	$(0.25)	$(0.05)	N.M.	$(9.33)	$(1.64)	N.M.
Income per share from discontinued operations	3.16	0.09	N.M.	3.64	1.46	N.M.
Basic	$2.91	$0.04	N.M.	$(5.69)	$(0.18)	N.M.

Net income (loss) per share – diluted:
Loss per share from continuing operations	$(0.25)	$(0.05)	N.M.	$(9.33)	$(1.64)	N.M.
Income per share from discontinued operations	3.14	0.09	N.M.	3.64	1.46	N.M.
Diluted	$2.89	$0.04	N.M.	$(5.69)	$(0.18)	N.M.

Weighted average shares outstanding:
Basic	54,230,400	54,389,900		54,506,900	42,442,200
Diluted	54,499,800	54,686,300		54,506,900	42,442,200

N.M. - Not Meaningful

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$120.2	$101.1
Accounts receivable, net	176.5	178.2
Inventories, net	352.9	414.6
Income taxes receivable	30.6	19.4
Other current assets	32.3	27.6
Current assets held for sale of discontinued operations	—	233.8
Total current assets	712.5	974.7
Property, plant and equipment, net	672.5	691.5
Finance lease right-of-use assets	18.2	17.3
Operating lease right-of-use assets	45.6	30.6
Deferred income tax benefits	6.4	34.4
Goodwill	474.1	844.2
Intangible assets, net	631.3	710.3
Other assets	81.8	110.1
Noncurrent assets held for sale of discontinued operations	—	256.1
Total assets	$2,642.4	$3,669.2
LIABILITIES AND STOCKHOLDERS' EQUITY
Current debt	$2.8	$33.6
Finance lease liabilities	1.4	0.9
Operating lease liabilities	9.9	8.5
Accounts payable	139.3	180.6
Income taxes payable	14.3	10.2
Accrued expenses and other current liabilities	113.7	129.0
Current liabilities held for sale of discontinued operations	—	103.4
Total current liabilities	281.4	466.2
Long-term debt	1,101.8	1,656.4
Finance lease liabilities, noncurrent	18.2	17.6
Operating lease liabilities, noncurrent	35.3	25.0
Long-term income tax payable	7.7	13.9
Pension and other postretirement benefits	62.2	60.3
Deferred income tax liabilities	142.3	152.1
Other liabilities	44.4	31.5
Noncurrent liabilities held for sale of discontinued operations	—	66.9
Total liabilities	1,693.3	2,489.9
Stockholders' equity:
Preferred stock, $0.10 par value per share; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.10 par value per share; 100,000,000 shares authorized; 54,211,124 and 54,929,973 shares issued and outstanding at December 31, 2023 and 2022, respectively	5.4	5.5
Additional paid-in-capital	669.6	658.5
Retained earnings	235.0	610.7
Accumulated other comprehensive income (loss), net of tax	39.1	(95.4)
Total stockholders' equity	949.1	1,179.3
Total liabilities and stockholders' equity	$2,642.4	$3,669.2

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW FROM CONTINUING OPERATIONS
(in millions)
(Unaudited)

	Year Ended December 31,
	2023	2022
Operating
Net loss	$(309.5)	$(6.6)
Less: Income from discontinued operations	198.2	62.3
Loss from continuing operations	(507.7)	(68.9)
Non-cash items included in net income (loss):
Depreciation and amortization	147.8	109.9
Amortization of deferred issuance costs	7.6	6.4
Goodwill Impairment	401.0	—
Other impairments	18.2	13.8
Deferred income tax	23.8	(28.9)
Pension and other postretirement benefits	(8.3)	(6.5)
Stock-based compensation	10.5	20.4
Gain on sale of assets	—	(2.9)
(Gain) loss on foreign currency transactions	4.8	(7.5)
Other non-cash items	(12.7)	2.1
Cash received from settlement of interest swap agreements	16.4	23.6
Other operating	(5.0)	—
Net changes in operating working capital	(19.8)	63.1
Net cash provided by operating activities of:
Continuing operations	76.6	124.6
Discontinued operations	30.0	77.6
Net cash provided by operations	106.6	202.2
Investing
Capital spending	(66.0)	(45.6)
Capitalized software costs	(0.4)	(2.6)
Acquisitions, net of cash acquired	—	(462.5)
Proceeds from sale of assets	—	7.5
Cash received from settlement of cross-currency swap contracts	—	35.8
Other investing	5.0	(1.9)
Net cash provided by (used in) investing of:
Continuing operations	(61.4)	(469.3)
Discontinued operations	608.6	(12.0)
Net cash provided by (used in) investing	547.2	(481.3)
Financing
Cash dividends paid	(55.3)	(72.2)
Proceeds from long-term debt	241.0	774.9
Payments on long-term debt	(834.6)	(340.6)
Payments for debt issuance costs	(1.5)	(22.1)
Payments on financing lease obligations	(1.0)	(0.6)
Purchases of common stock	(10.6)	(6.9)
Net cash provided by (used in) financing of:
Continuing operations	(662.0)	332.5
Discontinued operations	(0.9)	(1.0)
Net cash provided by (used in) financing	(662.9)	331.5
Effect of exchange rate changes on cash and cash equivalents	4.9	(2.7)
Increase (decrease) in cash and cash equivalents	(4.2)	49.7
Cash and cash equivalents at beginning of period	124.4	74.7
Cash and cash equivalents at end of period	$120.2	$124.4

MATIV HOLDINGS, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REPORTING FROM CONTINUING OPERATIONS
(in millions)
(Unaudited)

NOTE REGARDING SEGMENT REPORTING AND COMPARABILITY
On November 30, 2023, Mativ Holdings, Inc. (“Mativ” or the “Company”) closed on the sale of its Engineered Papers business, which is now presented as discontinued operations.

Effective July 6, 2022, in connection with the close of the Merger, Mativ has two reportable segments for financial reporting purposes: Advanced Technical Materials ("ATM") and Fiber-Based Solutions ("FBS"). ATM is comprised of the legacy SWM Advanced Materials & Structures segment and the legacy Neenah Technical Products segment. FBS is substantially comprised of the legacy Neenah Fine Paper and Packaging segment. For accounting purposes, SWM was the surviving entity, thus periods subsequent to the September 2022 quarter results reflect the merged company's financials while all prior periods reflect only previously reported SWM consolidated and segment results.

Net Sales from Continuing Operations
	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
ATM	$362.0	$409.1	(11.5)%	$1,610.0	$1,396.2	15.3%
FBS	90.3	115.3	(21.7)%	416.0	240.7	72.8%
Total Consolidated	$452.3	$524.4	(13.7)%	$2,026.0	$1,636.9	23.8%

Operating Profit from Continuing Operations
	Three Months Ended December 31,				Year Ended December 31,
			Return on Net Sales				Return on Net Sales
	2023	2022	2023	2022	2023	2022	2023	2022
ATM	$24.6	$27.6	6.8%	6.7%	$(281.5)	$98.8	(17.5)%	7.1%
FBS	5.7	5.8	6.3%	5.0%	4.6	15.0	1.1%	6.2%
Unallocated	(32.5)	(31.4)	(7.2)%	(6.0)%	(137.0)	(154.0)	(6.8)%	(9.4)%
Total Consolidated	$(2.2)	$2.0	(0.5)%	0.4%	$(413.9)	$(40.2)	(20.4)%	(2.5)%

Non-GAAP Adjustments to Operating Profit
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
ATM - Amortization of intangibles and other purchase accounting adjustments	$14.5	$18.1	$50.4	$56.4
ATM - Restructuring, impairment, and other expenses	4.1	3.1	415.3	19.6
FBS - Amortization of intangibles and other purchase accounting adjustments	1.0	7.7	12.0	16.3
FBS - Restructuring, impairment, and other expenses	0.3	(0.4)	10.6	1.1
FBS - Acquisition/Merger and integration costs	—	—	—	(0.1)
FBS - Divestiture costs	(1.0)	—	(0.9)	—
Unallocated - Restructuring, impairment, and other expenses	0.4	0.4	1.5	5.6
Unallocated - Acquisition/Merger and integration costs	3.7	8.5	32.4	68.9
Unallocated - Divestiture costs	6.0	—	11.2	—
Unallocated - Financing fees(1)	2.1	—	4.5	—
Total Consolidated	$31.1	$37.4	$537.0	$167.8
(1) Financing fees incurred for the Receivables Sales Agreement during Q3 and Q4 of 2023.

Adjusted Operating Profit from Continuing Operations
	Three Months Ended December 31,				Year Ended December 31,
			Return on Net Sales				Return on Net Sales
	2023	2022	2023	2022	2023	2022	2023	2022
ATM	$43.2	$48.8	11.9%	11.9%	$184.2	$174.8	11.4%	12.5%
FBS	6.0	13.1	6.6%	11.4%	26.3	32.3	6.3%	13.4%
Unallocated	(20.3)	(22.5)	(4.5)%	(4.3)%	(87.4)	(79.5)	(4.3)%	(4.9)%
Total Consolidated	$28.9	$39.4	6.4%	7.5%	$123.1	$127.6	6.1%	7.8%

Non-GAAP Adjustments to Adjusted Operating Profit
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
ATM - Depreciation and stock-based compensation	$12.7	$12.8	$52.3	$40.6
FBS - Depreciation and stock-based compensation	7.1	7.0	30.5	13.9
Unallocated - Depreciation and stock-based compensation	1.3	3.1	7.5	11.1
Total Consolidated	$21.1	$22.9	$90.3	$65.6

Adjusted EBITDA from Continuing Operations
	Three Months Ended December 31,				Year Ended December 31,
			Return on Net Sales				Return on Net Sales
	2023	2022	2023	2022	2023	2022	2023	2022
ATM	$55.9	$61.6	15.4%	15.1%	$236.5	$215.4	14.7%	15.4%
FBS	13.1	20.1	14.5%	17.4%	56.8	46.2	13.7%	19.2%
Unallocated	(19.0)	(19.4)	(4.2)%	(3.7)%	(79.9)	(68.4)	(3.9)%	(4.2)%
Total Consolidated	$50.0	$62.3	11.1%	11.9%	$213.4	$193.2	10.5%	11.8%

Non-GAAP Reconciliation of Organic Net Sales Growth

	Advanced Technical Materials	Fiber-Based Solutions	Consolidated Mativ
	Three Months Ended December 31,

Mativ 2022 Net Sales from Continuing Operations	$409.1	$115.3	$524.4
Divestiture/closure adjustments	—	—	—
Mativ 2022 comparable Net Sales from Continuing Operations	$409.1	$115.3	$524.4

Mativ 2023 Net Sales	$362.0	$90.3	$452.3
Divestiture/closure adjustments	—	—	—
Mativ 2023 comparable Net Sales from Continuing Operations	$362.0	$90.3	$452.3
Organic growth	(11.5)%	(21.7)%	(13.7)%

Currency effects on 2023	$6.3	$1.0	$7.3
Mativ 2023 comparable Net Sales from Continuing Operations with Currency Adjustment	$355.7	$89.3	$445.0
Organic constant currency growth	(13.1)%	(22.5)%	(15.1)%

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating profit (loss) from continuing operations	$(2.2)	$2.0	$(413.9)	$(40.2)
Plus: Restructuring and other impairment related expenses	4.8	3.1	26.4	20.6
Plus: Goodwill impairment	—	—	401.0	—
Plus: Purchase accounting adjustments	15.5	25.8	62.4	72.7
Plus: Acquisition/merger and integration related costs	3.7	8.5	32.4	68.8
Plus: Divestiture costs	5.0	—	10.3	—
Plus: Cybersecurity expenses	—	—	—	5.7
Plus: Financing fees	2.1	—	4.5	—
Adjusted Operating Profit from continuing operations	$28.9	$39.4	$123.1	$127.6

Loss from continuing operations	$(13.6)	$(2.5)	$(507.7)	$(68.9)
Plus: Restructuring and other impairment expenses	5.0	$1.8	22.6	19.1
Less: Tax impact of restructuring and other impairment expense	(1.1)	$(0.5)	(3.0)	(4.2)
Plus: Goodwill impairment	—	$—	401.0	—
Less: Tax impact of goodwill impairment	—	$—	—	—
Less: Gain (loss) on sale of assets	0.1	$—	0.1	(2.9)
Plus: Tax impact on gain on sale of assets	—	$—	—	0.8
Plus: Other restructuring related expenses	(0.5)	$1.5	3.7	1.5
Less: Tax impact of other restructuring related expenses	0.1	$(0.3)	(0.9)	(0.3)
Plus: Purchase accounting adjustments	15.5	$25.8	62.4	72.7
Less: Tax impact of purchase accounting adjustments	(3.4)	$(5.9)	(13.6)	(16.3)
Less: Litigation/tax settlement	—	$—	4.9	—
Plus: Tax impact of litigation/tax settlement	—	$—	—	—
Plus: Cybersecurity expenses	—	$—	—	5.7
Less: Tax impact of cybersecurity expenses	—	$—	—	(1.3)
Plus: Acquisition/merger and integration related costs	3.7	$8.7	32.9	72.3
Less: Tax impact on acquisition/merger and integration related costs	(1.0)	$(0.7)	(7.8)	(10.7)
Plus: Divestiture costs	5.0	$—	10.3	0.4
Less: Tax impact of divestiture costs	(1.0)	$(0.1)	(2.3)	(0.1)
Less: Luxembourg valuation allowance release	0.9	$—	32.6	—
Plus: Reversal of valuation allowance on prior year tax credits	—	$—	6.4	—
Plus: Tax legislative changes, net of other discrete items	3.5	$(0.8)	5.7	(1.9)
Adjusted Income from continuing operations	$13.2	$27.0	$47.3	$65.9

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Loss per share from continuing operations - diluted	$(0.25)	$(0.05)	$(9.33)	$(1.64)
Plus: Restructuring and other impairment related expenses	0.09	0.03	0.41	0.45
Less: Tax impact of restructuring and other impairment expense	(0.02)	(0.01)	(0.05)	(0.10)
Plus: Goodwill impairment	—	—	7.32	—
Less: Tax impact of goodwill impairment	—	—	—	—
Less: Gain on sale of assets	—	—	—	(0.07)
Plus: Tax impact on gain on sale of assets	—	—	—	0.02
Plus: Other restructuring related expenses	(0.01)	0.03	0.07	0.04
Less: Tax impact of other restructuring related expenses	—	(0.01)	(0.02)	(0.01)
Plus: Purchase accounting adjustments	0.28	0.47	1.14	1.71
Less: Tax impact of purchase accounting adjustment	(0.06)	(0.11)	(0.25)	(0.38)
Less: Litigation/tax settlement	—	—	0.09	—
Plus: Tax impact of litigation/tax settlement	—	—	—	—
Plus: Cybersecurity expenses	—	—	—	0.13
Less: Tax impact of cybersecurity expenses	—	—	—	(0.03)
Plus: Acquisition/merger and integration related costs	0.07	0.16	0.60	1.70
Less: Tax impact on acquisition/merger and integration related costs	(0.02)	(0.01)	(0.14)	(0.25)
Plus: Divestiture costs	0.09	—	0.19	0.01
Less: Tax impact of divestiture costs	(0.02)	—	(0.04)	—
Less: Luxembourg valuation allowance release	0.02	—	0.59	—
Plus: Reversal of valuation allowance on prior year tax credits	—	—	0.12	—
Plus: Tax legislative changes, net of other discrete items	0.06	(0.01)	0.10	(0.04)
Adjusted Earnings Per Share from continuing operations - diluted	$0.23	$0.49	$0.80	$1.54

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net Loss from continuing operations	$(13.6)	$(2.5)	$(507.7)	$(68.9)
Plus: Interest expense	13.4	13.6	62.2	57.3
Plus: Financing fees	2.1	—	4.5	—
Plus: Provision for income taxes	(3.2)	(13.2)	26.8	(27.6)
Plus: Depreciation & amortization	36.1	37.3	146.6	109.8
Plus: Stock compensation expense	0.9	2.3	4.9	9.5
Plus: Inventory step up expense	—	9.3	1.4	19.3
Plus: Restructuring and impairment expense	5.0	1.8	22.6	19.1
Plus: Goodwill impairment	—	—	401.0	—
Plus: Other restructuring related expense	(0.5)	1.2	3.7	1.2
Plus: Cybersecurity expenses	—	—	—	5.7
Plus: Acquisition/merger and integration related costs	3.7	8.4	32.4	68.9
Plus: Divestiture costs	4.9	—	10.2	—
Plus: Litigation/tax settlement	—	—	4.9	—
Plus: Other income, net	1.2	4.1	(0.1)	(1.1)
Adjusted EBITDA from continuing operations	$50.0	$62.3	$213.4	$193.2

Cash provided by operating activities of continuing operations	$38.8	$169.2	$76.6	$124.6
Less: Capital spending	(16.6)	(18.5)	(66.0)	(45.6)
Less: Capitalized software costs	0.1	(0.5)	(0.4)	(2.6)
Free Cash Flow from continuing operations	$22.3	$150.2	$10.2	$76.4

			December 31, 2023	December 31, 2022
Total Debt			$1,104.6	$1,690.0
Less: Cash			120.2	101.1
Net Debt from continuing operations			$984.4	$1,588.9

Non-GAAP Reconciliation of Continuing Operations for Comparability
(in millions) (Unaudited)
	Three Months Ended
	December 31, 2022			December 31, 2023
	Legacy Mativ	Adjustments(1)	Mativ Continuing Operations	Mativ Continuing Operations
Advanced Technical Materials (ATM)
Net Sales	$409.1	$—	$409.1	$362.0
GAAP Operating Profit	27.6	—	27.6	24.6
Amortization of intangibles and other purchase accounting adjustments	18.1	—	18.1	14.5
Restructuring, impairment, and other expenses	3.1	—	3.1	4.1
Adjusted Operating Profit	$48.8	$—	$48.8	$43.2
Adjusted Operating Profit Margin	11.9%	N/A	11.9%	11.9%
Depreciation and stock-based compensation expense (2)	12.8	—	12.8	12.7
Adjusted EBITDA	$61.6	$—	$61.6	$55.9
Adjusted EBITDA Margin	15.1%	N/A	15.1%	15.4%

Fiber-Based Solutions (FBS)
Net Sales	$251.0	$(135.7)	$115.3	$90.3
GAAP Operating Profit	30.7	(24.9)	5.8	5.7
Amortization of intangibles and other purchase accounting adjustments	7.7	—	7.7	1.0
Restructuring, impairment, and other expenses	(0.4)	—	(0.4)	0.3
Divestiture costs	—	—	—	(1.0)
Adjusted Operating Profit	$38.0	$(24.9)	$13.1	$6.0
Adjusted Operating Profit Margin	15.1%	N/A	11.4%	6.6%
Depreciation and stock-based compensation expense (2)	12.2	(5.2)	7.0	7.1
Adjusted EBITDA	$50.2	$(30.1)	$20.1	$13.1
Adjusted EBITDA Margin	20.0%	N/A	17.4%	14.5%

Non-GAAP Reconciliation of Continuing Operations for Comparability
(in millions) (Unaudited)
	Three Months Ended
	December 31, 2022			December 31, 2023
	Legacy Mativ	Adjustments(1)	Mativ Continuing Operations	Mativ Continuing Operations
Corporate Unallocated
GAAP Operating Loss	$(31.4)	$—	$(31.4)	$(32.5)
Restructuring, impairment, and other expenses	0.4	—	0.4	0.4
Acquisition/Merger and integration costs	8.5	—	8.5	3.7
Divestiture costs	—	—	—	6.0
Financing fees	—	—	—	2.1
Adjusted Operating Loss	$(22.5)	$—	$(22.5)	$(20.3)
% of total Net Sales	(3.4)%	N/A	(4.3)%	(4.5)%
Depreciation and stock-based compensation expense (2)	3.1	—	3.1	1.3
Adjusted EBITDA	$(19.4)	$—	$(19.4)	$(19.0)
% of total Net Sales	(2.9)%	N/A	(3.7)%	(4.2)%

Consolidated
Net Sales	$660.1	$(135.7)	$524.4	$452.3
GAAP Operating Profit	26.9	(24.9)	2.0	(2.2)
Amortization of intangibles and other purchase accounting adjustments	25.8	—	25.8	15.5
Restructuring, impairment, and other expenses	3.1	—	3.1	4.8
Acquisition/Merger and integration costs	8.5	—	8.5	3.7
Divestiture costs	—	—	—	5.0
Financing fees	—	—	—	2.1
Adjusted Operating Profit	$64.3	$(24.9)	$39.4	$28.9
Adjusted Operating Profit Margin	9.7%	N/A	7.5%	6.4%
Depreciation and stock-based compensation expense (2)	28.1	(5.2)	22.9	21.1
Adjusted EBITDA	$92.4	$(30.1)	$62.3	$50.0
Adjusted EBITDA Margin	14.0%	N/A	11.9%	11.1%
(1) On November 30, 2023, the company closed on the sale of its Engineered Papers (EP) business. The EP business is accounted for as discontinued operations which requires retrospective presentation of continuing operations for all periods presented. The adjustments remove the results of the discontinued EP business from each line within the Non-GAAP Reconciliation of Continuing Operations for Comparability tables.

(2) Depreciation and stock-based compensation excludes stock-based compensation included in acquisition/merger and integration costs.